EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the annual report on Form 10-K of New River Pharmaceuticals Inc. (the “Company”) for the period ending January 1, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Randal J. Kirk, Ph.D., Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
          (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Randal J. Kirk
Randal J. Kirk
Chairman of the Board, President and
Chief Executive Officer
(Principal Executive Officer)
March 15, 2006